Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LINCOLNSHIRE POLICE
PENSION FUND and PUERTO
RICO ELECTRIC POWER
AUTHORITY EMPLOYEES’
RETIREMENT SYSTEM,
Derivatively on Behalf of FLOOR &
DECOR HOLDINGS, INC.,

Plaintiffs,

v.

THOMAS V. TAYLOR, LISA G.
LAUBE, BRIAN K. ROBBINS,
GEORGE VINCENT WEST,
DAVID B. KAPLAN, BRAD J.
BRUTOCAO, JOHN M. ROTH,
RACHEL H. LEE, ARES
CORPORATE OPPORTUNITIES
FUND III, L.P., ARES
MANAGEMENT CORPORATION,
FS EQUITY PARTNERS VI, L.P.,
FS AFFILIATES VI, L.P., and
FREEMAN SPOGLI
MANAGEMENT CO., L.P.,

Defendants,

-and-

FND HOLDINGS, INC., a Delaware corporation,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2020-0487-JTL

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF FLOOR & DECOR HOLDINGS, INC. (“FND” OR THE “COMPANY”) AS OF SEPTEMBER 17, 2024, WHO CONTINUE TO OWN SUCH SHARES THROUGH THE DATE OF THE SETTLEMENT HEARING (“FND STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO THE PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED DERIVATIVE ACTION (THE “ACTION”) BY COURT ORDER AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD FND COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation styled Lincolnshire Police Pension Fund et al. v. Taylor et al., C.A. No. 2020-0487-JTL, pending in the Court of Chancery of the State of Delaware (the “Court”), which was brought by FND stockholders on behalf of FND (the “Action”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement, which remains subject to approval by the Court, are set forth in a written Stipulation of Compromise and Settlement dated September 17, 2024

(“Stipulation”),1 entered into by and among: (a) Plaintiff Lincolnshire Police Pension Fund (“Lincolnshire”), a stockholder of FND, derivatively on behalf of FND pursuant to Delaware Court of Chancery Rule 23.1; (b) Plaintiff Puerto Rico Electric Power Authority Employees’ Retirement System (“Puerto Rico”), a stockholder of FND, derivatively on behalf of FND pursuant to Delaware Court of Chancery Rule 23.1; (c) Thomas V. Taylor, Lisa G. Laube, Brian K. Robbins, George Vincent West, David B. Kaplan, Brad J. Brutocao, John M. Roth, Rachel H. Lee (collectively, the “Individual Defendants”); (d) Ares Corporate Opportunities Fund III, L.P., Ares Management Corporation, FS Equity Partners VI, L.P., FS Affiliates VI, L.P., and Freeman Spogli Management Co., L.P. (collectively, the “Sponsor Defendants”) (the Individual Defendants and the Sponsor Defendants are referred to herein as the “Defendants”); and (e) nominal defendant FND. A link to the Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) attaching the Stipulation and this Notice may be found on FND’s website at the Investor Relations page at https://ir.flooranddecor.com/.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

The purpose of this notice is to inform you about: (a) the Action; (b) the proposed Settlement, subject to Court approval, on the terms and conditions set forth

1 Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

in the Stipulation; and (c) your rights, among other things, to object to the Settlement and attend the hearing that the Court will hold on December 13, 2024, at 1:30 p.m at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (the “Settlement Hearing”). The purpose of the Settlement Hearing is: (a) to determine whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of FND and its stockholders; (b) to determine whether the proposed Settlement on the terms and conditions in the Stipulation is fair, reasonable, and adequate to Plaintiffs, FND, and its stockholders, and should be approved by the Court; (c) to determine whether an Order and Final Judgment substantially in the form attached to the Stipulation as Exhibit 4 should be entered dismissing the Action with prejudice; (d) to determine whether the application by Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of litigation expenses (“Fee and Expense Application”) should be approved; (e) to hear and consider any objections to the Settlement or to the Fee and Expense Application; and (f) to consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may: (a) approve the Settlement, with such modifications as may be agreed to by counsel for the Parties consistent with such Settlement without further notice to FND Stockholders; (b) continue or adjourn the Settlement Hearing by oral announcement at the hearing or any adjournment thereof without further notice to FND Stockholders; and (c) conduct the Settlement Hearing remotely without further notice to FND Stockholders. If you intend to attend the Settlement Hearing, please consult the Court’s calendar for any change in date, time, or format.

THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of FND. The Settlement will not result in a payment to individuals, and accordingly, there will be no claims procedure.

II.	FACTUAL AND PROCEDURAL BACKGROUND

A.            Factual Allegations

FND is an Atlanta-based specialty retailer of hard surface flooring and related accessories with warehouse-format retail stores. Thomas Taylor is CEO. Trevor Lang was CFO through November 2022 and is now President. Lisa Laube was the Company’s President until her retirement in April 2022, and Brian Robbins was the Company’s EVP, Business Development and Strategy until his departure in March 2024.

Defendants David Kaplan, Rachel Lee, John Roth, and Brad Brutocao were members of the Company’s Board of Directors. They were appointed to the Board by certain of the Sponsor Defendants pursuant to an Investor Rights Agreement that gave such Sponsor Defendants the right to nominate members of the Company’s

Board according to their percentage ownership in the Company’s stock. Ares Corporate Opportunities Fund III, L.P. (“ACOF III”) nominated Mr. Kaplan and Ms. Lee, both of whom were employed by affiliates of Ares Management Corporation. FS Equity Partners VI, L.P. and FS Affiliates VI, L.P. (collectively, the “FS Funds”) nominated Mr. Roth and Mr. Brutocao, both of whom were partners at Freeman Spogli.

The Sponsor Defendants each invested in FND in 2010, such that at the time FND conducted its initial public offering (the “IPO”) in May 2017, the Sponsor Defendants had been invested in FND for more than 6 years. At the time of the Company’s IPO, a portion of the Company’s common stock was held by the Sponsor Defendants, namely ACOF III and the FS Funds. ACOF III is affiliated with Defendant Ares Management Corporation, and the FS Funds are affiliated with Defendant Freeman Spogli Management Co., L.P.

Following the May 2017 IPO, the Sponsor Defendants began selling down their holdings through a series of secondary public offerings, as is typical for private equity sponsors following a company’s initial public offering. The third such offering, referred to herein as the SPO, commenced on May 23, 2018. At the time of the SPO, ACOF III owned 42.0% and the FS Funds owned 20.4% of FND common stock. In the SPO, ACOF III and the FS Funds planned to sell certain shares to the Underwriter, J.P. Morgan Securities LLC, resulting in lowering their ownership to 35% for ACOF III and 17% for the FS Funds.

The Sponsor Defendants continued to sell down their holdings following the SPO. As of March 23, 2020, ACOF III owned 12.0% and the FS Funds owned 5.8% of FND common stock. As of August 2020, ACOF III and the FS Funds no longer held beneficial ownership in the Company.

Pursuant to Rule 10b5-1 trading plans executed in May 2018, Mr. West, Mr. Taylor, Ms. Laube, and Mr. Robbins made certain stock sales in mid- to late-June 2018. Specifically, pursuant to a Rule 10b5-1 trading plan dated May 18, 2018, Mr. West sold 240,000 shares for $13,060,111.42 on June 18 and 19, 2018; pursuant to a Rule 10b5-1 trading plan dated May 18, 2018, Mr. Taylor sold 36,525 shares for $2,009,970.75 on June 18, 2018; pursuant to a Rule 10b5-1 trading plan dated May 18, 2018, Ms. Laube sold 60,000 shares for $3,272,596.92 on June 18, 2018; and pursuant to a Rule 10b5-1 trading plan dated May 25, 2018, Mr. Robbins sold 17,044 shares for $852,200 on June 26, 2018.

B.            The Federal Securities Action

In May 2019, putative stockholders of FND filed a securities class action against the Company’s CEO, CFO, and the Sponsor Defendants in the Northern District of Georgia (the “Federal Securities Action”). The Federal Securities Action

alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) based on allegations similar to Plaintiffs’ allegations here, namely that the defendants knowingly failed to disclose certain negative financial information leading up to FND’s May 2018 SPO and engaged in improper stock sales while possessing this information. The court in the Federal Securities Action dismissed the complaint in its entirety as without merit in September 2020 and entered final judgment in favor of the defendants. See In re Floor & Decor Holdings, Inc. Sec. Litig., No. 1:19-CV-2270-SCJ, 2020 WL 13543880 (N.D. Ga. Sept. 21, 2020).

C.            This Derivative Action

On November 18, 2019, Plaintiff Lincolnshire demanded to inspect certain books and records of the Company pursuant to 8 Del. C. § 220. Lincolnshire’s Section 220 demand letter was based on similar allegations as those set forth in the Federal Securities Action. Then, on December 30, 2019, Plaintiff Puerto Rico issued a separate, but substantially similar letter, also seeking to inspect books and records based on similar allegations as those set forth in the Federal Securities Action (collectively, the “220 Demands”). After executing confidentiality agreements, the Company produced certain books and records to Lincolnshire and to Puerto Rico.

Plaintiff Lincolnshire filed the initial complaint in this Action on June 19, 2020. Plaintiff Puerto Rico, however, filed a Section 220 complaint on August 5, 2020, seeking additional books and records. See Puerto Rico Elec. Power Authority Emps.’ Ret. Sys. v. Floor & Decor Holdings, Inc., C.A. No. 2020-0653-JTL (Del. Ch.) (the “220 Action”). Puerto Rico and FND settled the 220 Action and filed a stipulation to dismiss that case on June 16, 2022 with the Company producing additional books and records.

After the parties settled the 220 Action, Plaintiffs filed a Consolidated Amended Complaint on September 14, 2022. Plaintiffs filed a Verified Second Amended Stockholder Derivative Complaint (the “Complaint”) on December 22, 2022. Plaintiffs voluntarily dismissed several of the defendants who had been named in the initial complaint, including Mr. Lang and outside directors Norman H. Axelrod, Peter M. Starrett, Michael Fung, Richard L. Sullivan, and Felicia D. Thornton (the “Dismissed Defendants”). The Complaint asserts claims for breach of fiduciary duty and unjust enrichment, contending that Defendants traded on the basis of material non-public information in connection with and following the May 2018 SPO.

On February 6, 2023, Defendants filed a Motion to Dismiss the Complaint. The Court denied that motion on December 5, 2023. See Tr. of Dec. 5, 2023 MTD Ruling.

D.            The Settlement Negotiations

Following the filing of answers by Defendants, Defendants’ responses to written interrogatories, and a substantial production of responsive documents by the Defendants (over 62,000 pages), the Parties attended a private, non-binding confidential mediation on May 14, 2024, before the Honorable Layn R. Phillips. The Parties did not resolve the case at the May 14, 2024 mediation, but continued to negotiate with the assistance of Judge Phillips and his team, and the Parties continued to make additional progress.

On July 25, 2024, after substantial negotiations between the Parties and the exchange of multiple offers and counteroffers, Judge Phillips made a mediator’s proposal regarding the monetary component of the settlement, which the Parties accepted.

On August 14, 2024, Plaintiffs and Defendants submitted a Stipulation and Proposed Scheduling Order to the Court, advising the Court that the Parties accepted the proposal from Judge Philips regarding the monetary component, subject to a successful negotiation of the remaining components of the potential settlement, and asking the Court for thirty days to reach a final agreement on all settlement terms. The Court granted the Stipulation and Scheduling Order on August 19, 2024.

Following the submitted August 14, 2024 Stipulation and Scheduling Order, the Parties continued to negotiate certain corporate governance and non-monetary terms, including exchanging multiple drafts and counterproposals. Ultimately, the Parties were able to reach an agreement on all remaining material substantive terms of the settlement.

Thereafter, the Parties commenced negotiations regarding the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, subject to Court approval. In recognition of the benefit conferred on the Company as a result of the Settlement, Defendants have agreed not to oppose an application for an award of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, so long as the total amount for attorneys’ fees and reimbursement of expenses does not exceed two million and one hundred thousand dollars ($2,100,000).

On September 17, 2024, the Parties entered into the Stipulation setting forth the terms of the Settlement. On September 20, 2024, the Court entered the Scheduling Order providing for, among other things, scheduling of the Settlement Hearing and provision of this Notice to FND Stockholders.

III.	TERMS OF THE SETTLEMENT

In accordance with the terms of the Stipulation and in consideration of the full settlement, satisfaction, compromise, and release of the Released Plaintiffs’ Claims and the dismissal with prejudice of the Action, Defendants will pay, and/or cause their insurers to pay, eight million dollars ($8,000,000) to FND (the “Settlement Payment”). Because the Action was brought on behalf of FND, no portion of the Settlement Payment will be payable to any individual stockholder of the Company.

The proposed Settlement further requires the Company to adopt certain corporate governance measures, as described in Exhibit 1 to the Stipulation (the “Reforms”). Certain of the Reforms specifically identified in the Stipulation shall be maintained for a minimum of four (4) years following the final approval of the Settlement. FND acknowledges that the Action was a substantial and material factor in FND’s adoption of the corporate governance measures and that the corporate governance measures confer valuable benefits on FND and its stockholders.

The Settlement is contingent on receiving approval from the Court.

IV.	DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (a) Court entry of the Scheduling Order; (b) final approval of the Settlement by the Court following notice to FND Current Stockholders and the Settlement Hearing contemplated by the Stipulation; (c) Court entry of the Final Order and Judgment, approving the Settlement and dismissing with prejudice the Action; and (d) the passing of the date upon which the Judgment becomes Final (the “Effective Date”).

Upon the Effective Date, Plaintiffs and Plaintiffs’ Releasees shall be deemed to have fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, extinguished, and dismissed with prejudice, and shall forever be enjoined from prosecuting, the Released Plaintiffs’ Claims against Defendants and Defendants’ Releasees.

Upon the Effective Date, Defendants and Defendants’ Releasees shall be deemed to have fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, extinguished, and dismissed with prejudice, and shall forever be enjoined from prosecuting, the Released Defendants’ Claims against Plaintiffs and Plaintiffs’ Releasees.

Nothing within these releases shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

V.	PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

After negotiating the material substantive terms of the Settlement, Plaintiffs’ Counsel and Defendants’ Counsel separately negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel based on the substantial benefits conferred upon FND and its stockholders by the Settlement. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts upon FND and its stockholders, FND, acting by and through its Board, has agreed that Defendants shall cause to be paid to Plaintiffs’ Counsel two million and one hundred thousand dollars ($2,100,000) for an all-in award of attorneys’ fees and expenses, subject to Court approval. The Fee and Expense Award shall include all fees and expenses sought with respect to the Action and be funded solely out of the $8,000,000 Settlement Payment.

VI.	REASONS FOR THE SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel thoroughly considered the facts and law underlying the claims asserted in the Action. Although Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Action have merit, they also believe that the Settlement described herein provides substantial and immediate benefits for FND and FND Stockholders. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against Defendants through trial and appeals. Plaintiffs and Plaintiffs’ Counsel have also considered the attendant risks of continued litigation and the uncertainty of the outcome of the Action. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof associated with, and possible defenses to, the claims asserted in the Action.

In light of the substantial monetary recovery included in the Settlement, and on the basis of information available to them, including publicly available information and the significant discovery obtained from Defendants, Plaintiffs and Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon FND. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of FND and have agreed to settle the Released Claims upon the terms and subject to the conditions set forth in the Stipulation.

Defendants and the Dismissed Defendants, who believe they have substantial defenses to the claims alleged against them in the Action, have denied and continue to deny that they have committed any violations of law, breaches of duty, or other wrongdoing toward the Company, its public stockholders, Plaintiffs, or any other Person concerning any of the claims or requests for relief set forth in the Complaint. Defendants and the Dismissed Defendants maintain that their conduct was at all times proper, compliant with applicable law, and taken in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.

Nevertheless, Defendants wish to eliminate the uncertainty, risk, burden, and expense of further litigation, and to permit the operation of FND without further distraction and diversion of its Board and personnel with respect to the Action. In addition, the Sponsor Defendants wish to operate their firms without further burden, cost, or distraction to their Boards and their personnel with respect to the Action. Defendants, without in any way acknowledging any wrongdoing, fault, liability, or damages, have therefore determined that settling the Action on the terms and conditions set forth in this Stipulation is appropriate, and the Defendants who are currently on the Board of FND have determined that settling the Action on the terms and conditions set forth in this Stipulation is in the best interest of FND.

VII.	SETTLEMENT HEARING

On December 13, 2024, at 1:30 p.m., the Court will hold a Settlement Hearing either remotely or in person, and, if in person, at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. At the Settlement Hearing, the Court will consider and determine: (a) whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of FND and its stockholders; (b) whether the proposed Settlement on the terms and conditions in the Stipulation is fair, reasonable, and adequate to Plaintiffs, FND, and its stockholders, and should be approved by the Court; (c) whether an Order and Final Judgment substantially in the form attached to the Stipulation as Exhibit 4 should be entered dismissing the Action with prejudice; (d) whether the Fee and Expense Application should be approved; and (e) any other matters that the Court may deem appropriate.

VIII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any current FND Stockholder may, but is not required to, appear in person (or telephonically or via any video platform as may be designated by the Court) at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform used (i.e., in person, telephonically, or via video) without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date, time, and platform before going to the Court. FND stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

IX.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

FND Current Stockholders have the right to object to any aspect of the Settlement and may request to be heard at the Settlement Hearing. You must object and/or request to be heard in writing. If you choose to object or request to be heard, then you must follow these procedures.

A.	Objections and Intentions to Appear Must Be in Writing

Any objections must be presented in writing and must contain the following information:

1.	The FND Current Stockholder’s name, address, telephone number, and email address (if available);

2.	If the objection is made by the FND Current Stockholder’s counsel, that counsel’s name, address, telephone number, and email address;

3.	The number of shares of FND stock the FND Current Stockholder currently holds, together with third-party documentary evidence thereof, such as the most recent account statement;

4.	A written, detailed statement of specific objections to any matter before the Court, and the specific grounds therefore or the reasons why the FND Current Stockholder desires to appear and to be heard; and

5.	A list of any cases, by case names, dates, courts, docket numbers, and disposition, in which the FND Current Stockholder or his, her, or its counsel, has objected to a settlement in the last seven (7) years.

The Court may not consider any objection that does not substantially comply with these requirements.

If a FND Current Stockholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must, in addition to the requirements above, have filed with the Register in Chancery a notice of appearance of the stockholder’s intention to appear at the Settlement Hearing, which shall contain: (a) a statement that indicates the basis for such appearance; (b) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (c) any and all evidence that would be presented at the Settlement Hearing.

B.	You Must Timely File Written Objections with the Court and Deliver Those Objections to Counsel for the Parties

ANY WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN NOVEMBER 22, 2024. The Register in Chancery’s Address is:

Court of Chancery of the State of Delaware

Leonard L. Williams Justice Center

500 North King Street

Wilmington, Delaware 19801

YOU ALSO MUST DELIVER COPIES OF NOTICE, PROOF, STATEMENTS, AND DOCUMENTATION, TOGETHER WITH COPIES OF ANY OTHER PAPERS OR BRIEFS FILED WITH THE COURT TO COUNSEL FOR THE PARTIES SO THEY ARE RECEIVED NO LATER THAN NOVEMBER 22, 2024. Counsel’s addresses are:

Counsel for Plaintiffs

Martin S. Lesser

Emily V. Burton

Kevin P. Rickert

Young Conaway Stargatt & Taylor, LLP

Rodney Square

1000 North King Street

Wilmington, DE 19801

(302) 571-6600

Counsel for Plaintiff Lincolnshire
Police Pension Fund

Brian J. Robbins

Craig W. Smith

Counsel for Defendants

John P. DiTomo

Rachel R. Tunney

Morris Nichols Arsht & Tunnell LLP

1201 North Market Street

Wilmington, DE 19801

(302) 658-9200

B. Warren Pope

Brian Barnes

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309-3521
(404) 572-4600

Counsel for FND

Shane P. Sanders Michelle B. Gaulin Robbins LLP 5060 Shoreham Place, Suite 300 San Diego, CA 92122 (619) 525-3990	Rudolf Koch Richards, Layton & Finger, P.A. One Rodney Square, 920 North King Street, Wilmington, DE 19801 (302) 651-7721

Counsel for Plaintiff Puerto Rico
Electric Power Authority Employees’
Retirement System

Lawrence D. Levit

Atara Hirsch

Michael J. Klein

Abraham, Fruchter & Twerksy, LLP

450 Seventh Avenue, 38th Floor

New York, New York 10123

(212) 279-5050

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Parties. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above shall be deemed to have waived his, her, or its right to object to any aspect of the proposed Settlement or to the Fee and Expense Application, including any right of appeal, and shall be forever barred and enjoined from objecting to the fairness, reasonableness, or adequacy of the Settlement and the Fee and Expense Application, or from otherwise being heard concerning the Settlement or the Fee and Expense Application in this or any other proceeding.

X.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Settlement contained in the Stipulation. You may inspect the Stipulation and other papers in the Action at the Register in Chancery’s office at any time during regular business hours of each business day. The Register in Chancery’s office is located at Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. However, you must appear in person to inspect these documents. The Register in Chancery’s office will not mail copies to you. You may also view and download the Stipulation, as well as this Notice, at https://ir.flooranddecor.com/. You may obtain further information by contacting Plaintiffs’ Counsel: Martin Lesser, Young Conaway Stargatt & Taylor, LLP, 1000 North King Street, Wilmington, Delaware 19801, (302) 571-6600, Email: mlessner@ycst.com; Shane Sanders, Robbins LLP, 5060 Shoreham Place, Suite 300, San Diego, CA 92122, (619) 525-3990, Email: ssanders@robbinsllp.com; and Lawrence Levit, Abraham, Fruchter & Twersky, LLP, 450 Seventh Avenue, 38th Floor, New York, NY (212) 279-5050, Email: llevit@aftlaw.com.

PLEASE DO NOT CONTACT THE COURT OR THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: September 20, 2024